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                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 for MetLife Investors USA Separate Account A, issued through MetLife Investors USA Insurance Company (File No. 333-54466).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors USA Insurance Company
Irvine, California
October 24, 2005